Exhibit 10.15

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SERVICE AGREEMENT

THIS AGREEMENT is made as of this 29th day of September, 2011, by and between IntelliSource, LLC, a Colorado limited liability company (“IntelliSource”), and Zulily, Inc. a Delaware corporation (“Zulily”).

WITNESSETH:

WHEREAS, Zulily has a continuing need for supplemental personnel and outsourced services; and

WHEREAS, IntelliSource is a leading provider of such personnel to businesses in the United States and Canada:

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.	Services Provided. IntelliSource agrees to provide to Zulily the services in Exhibit A attached hereto and made a part hereof (the “Services”) as Zulily shall require, pursuant to the terms and conditions of this Agreement. Zulily agrees to provide to IntelliSource and its personnel with access to Zulily’s facilities, equipment and technology to permit IntelliSource and its personnel to provide the Services. Unless specifically authorized in Exhibit A, Zulily agrees that IntelliSource personnel will not be placed in any jobs involving driving Zulily vehicles; lifting over fifty (50) pounds; handling of chemicals; handling cash, credit card information or other valuables; the operation of unguarded machinery and any work above floor level, including elevated platforms, scaffolding, manlifts, ladders, etc. The parties may, from time to time, amend Exhibit A in writing signed by a duly authorized representative of each party.

2.	Term. This Agreement shall continue for a term of [*] after the date first entered above, unless sooner terminated as set forth herein. and will be automatically renewed for an additional [*] renewal term, unless either party serves written notice of its intent to terminate the Agreement not less than [*] prior to the expiration of any such term.

3.	Rates for Service. For the term of this Agreement, the rates for the performance of the Services pursuant to this Agreement are as set forth in Exhibit A attached hereto and made a part hereof. [*]

1.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*].

4.	Invoices. IntelliSource shall submit to Zulily a weekly invoice for the Services performed during the previous Monday through Sunday billing period. Invoices submitted hereunder shall be due and payable by Zulily [*]. A [*] late fee will be charged for payments received after [*]. For added convenience, IntelliSource customers may pay via Wire Transfer or Standard ACH. Bank set up will be handled prior to first scheduled customer payment. IntelliSource reserves the right to remove all employees from their assignments at Zulily because of non-payment of undisputed invoices, aged over [*]. [*]. In the event of termination of this Agreement, Zulily shall pay IntelliSource for all Services performed prior to date of termination.

5.

Buyer Satisfaction. Subject to compliance by Zulily with its obligations hereunder, IntelliSource agrees that the Services will be performed to the commercially reasonable satisfaction of Zulily. Without limiting the foregoing, IntelliSource shall perform all Services in accordance with the performance criteria (“KPIs”) for the Services set forth in the Service Level Agreement to be negotiated by the parties by October 14th, 2011 and attached to this Agreement (the “SLA”). Zulily shall retain the right, with the prior written consent of IntelliSource, to update or add to the list of KPIs. Any KPIs, including updated or additional KPIs, that materially impact the Services provided by IntelliSource shall constitute an Event of Change. IntelliSource agrees to allow Zulily a reasonable period of time after Services are performed to determine if the Services provided by IntelliSource were performed in a satisfactory manner. IntelliSource agrees to employ or contract with an adequate force of trained personnel who shall perform the Services substantially in accordance with the SLA. If Zulily reasonably determines within a reasonable period of time after Services are performed that the Services provided by an IntelliSource personnel are not satisfactory, and IntelliSource is so notified, Zulily will not be charged for such Services performed and if necessary IntelliSource will provide corrective Services and replacement personnel within a mutually agreed upon period of time. Zulily may require IntelliSource to replace the operations or account manager assigned to Zulily, if Zulily reasonably determines that a replacement will improve the quality of Services delivered by IntelliSource. [*].

6.	[*]. Zulily agrees that it shall not [*] at any time from [*]

2.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and subject to compliance with this Section 6. If Zulily [*], Zulily will notify IntelliSource, in writing. Zulily may [*] at any time after the [*], whichever is greater, without further obligation to IntelliSource, as long as the [*] and/or agreed upon [*] have been met. IntelliSource may at its discretion [*].

7.	[*]. During the term of this Agreement, [*].

8.	Independent Contractor. IntelliSource is and at all times shall be deemed an independent contractor, and nothing contained herein shall be construed to create the relationship of principal and agent, or employer and employee, between IntelliSource and Zulily. The IntelliSource employees assigned to perform the Services are the employees of IntelliSource.

9.

IntelliSource Employees. IntelliSource shall recruit, interview, test, select, hire, and train the persons who shall provide the Services hereunder. IntelliSource shall have sole responsibility to counsel, discipline, review, evaluate, and terminate its personnel assigned to Zulily. IntelliSource shall be solely responsible for its own labor relations with its employees and any trade union or labor organization representing its employees. IntelliSource shall be solely responsible for collective bargaining, adjusting grievances and for any unfair labor practices it might be charged with by any trade unions and labor organizations representing its Employees. IntelliSource shall also be responsible for adjusting all disputes between itself and its employees. IntelliSource shall notify Zulily immediately if IntelliSource has knowledge of any actual or potential labor dispute which is delaying or could delay the timely performance of Services under this Agreement. If any dispute or work stoppage or strike should occur, IntelliSource agrees to make commercially reasonable efforts to settle the matter. In the event of any work stoppage or strike by IntelliSource employees that materially adversely impacts IntelliSource’s ability to provide Services to Zulily, Zulily at its sole discretion may terminate this Agreement upon fourteen (14) days’ written notice to IntelliSource. [*]. IntelliSource acknowledges that warehousemen are to be drug screened in compliance with federal, state and local laws and that no IntelliSource personnel or agent of IntelliSource who will have access to Zulily facilities may have a felony or theft conviction within the past seven (7) years. [*]. IntelliSource assumes full responsibility for all contributions, taxes and assessments with respect to its employees under all

3.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

applicable federal, state, and local laws (including withholding from wages of employees where required). IntelliSource further agrees that it will comply with all other applicable federal, state or local laws or regulations applicable to IntelliSource as an employer regarding compensation, hours of work or other conditions of employment.

10.	Non-Solicitation. Except as otherwise provided in Section 6, during the term of this Agreement and for six months following the date of termination of this Agreement (the “Restricted Period”), neither party shall solicit or employ or solicit for employment any salaried, indirect labor person who is or was employed by IntelliSource or Zulily at any time from six months prior to the date of this Agreement through the expiration of the Restricted Period.

11.	Title to Products; Security and Zulily Employees. Any products purchased and owned by Zulily which either pass through a facility in which the Services are being rendered (a “Facility”) as a cross-dock shipment to a delivery location, or are stocked at such Facility, are defined as “Zulily-Owned Products”. IntelliSource shall not obtain title to any Zulily-Owned Products. Zulily at its expense shall be responsible for all security of each Facility and for all costs associated with such Facility, including without limitation maintenance and upkeep, unless otherwise specified in this Agreement. Zulily shall be solely responsible for its own labor relations with its employees.

12.	Indemnification.

12.1	Indemnification By IntelliSource. IntelliSource shall indemnify and hold harmless Zulily, its agents and employees from and against any and all claims, losses, actions, damages, expenses, and all other liabilities, including but not limited to attorneys’ fees (the “Liabilities”), arising out of or resulting from IntelliSource’s negligent performance of or failure to perform the work hereunder to the extent any such Liabilities are attributable to bodily injury to or death of any person or to damage to or destruction of any property, whether belonging to Zulily or to another (including the Zulily-Owned Products), provided, however, that (a) IntelliSource shall be liable for any Liabilities related to products [*] and (b) IntelliSource shall not indemnify or hold harmless Zulily to the extent any such Liabilities are [*]. Work product produced by IntelliSource employees shall be reviewed and approved by a Zulily representative prior to its incorporation into Zulily’s work product, process, or plans, and [*].

12.2	Indemnification By Zulily. Zulily shall indemnify and hold harmless IntelliSource, its agents and employees from and against [*]; provided, however, that such indemnification shall not apply to the extent any such Liabilities are caused by the negligent or unlawful acts or omissions of IntelliSource or its employees or agents.

4.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12.3	Joint Negligence; No Consequential Damages. If Liabilities are the result of the joint or concurrent negligence of IntelliSource and Zulily, Liabilities shall be apportioned between the parties based on the relative negligence of the parties. In no event shall a party be liable for any special, indirect, incidental, consequential or punitive damages or lost profits in connection with this Agreement.

13.	Insurance. IntelliSource shall maintain at its expense commercially reasonable amounts of: (a) Workers’ Compensation and Employer’s Liability Insurance, (b) Commercial General Liability Insurance, and (c) a Fidelity Bond. Zulily shall maintain at its expense commercially reasonable amounts of Commercial General Liability Insurance for the facilities provided hereunder and shall name IntelliSource as an additional insured under such policy. Each party shall provide the other with evidence of such insurance. If an insurance policy is to be canceled or changed by an insured or insurer so as to affect the coverage required by this Agreement, at least ten (10) days prior written notice of such cancellation or change shall be sent to the other party.

14.	Onsite Accommodations Provided by Zulily. Zulily shall provide to IntelliSource at the facilities required for work under this Agreement:

A.	Office(s) with furniture for IntelliSource’s employees

B.	Phones, voicemail, fax line and Internet connections for IntelliSource’s employees

C.	Internet connection for timeclock

15.	Termination:

15.1	Termination for Convenience. Zulily may, in its sole discretion and without cause terminate this Agreement with [*] written notice to IntelliSource. IntelliSource may, in its sole discretion and without cause terminate this Agreement with [*] written notice to Zulily.

15.2	Termination for Cause. Either party hereto may terminate this Agreement with cause by giving not less than sixty (60) days written notice to the other party hereto; [*]. If Zulily delivers notice to IntelliSource of its intent to terminate, Zulily shall include therein the reasons for such termination and [*].

16.	Notices. All notices which it may be necessary or proper for either Zulily or IntelliSource to give or deliver to the other shall be sent, and shall be deemed given when received by registered or certified mail, postage prepaid and return receipt requested, and if given by Zulily to IntelliSource shall be addressed to:

5.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IntelliSource, LLC

1899 Wynkoop Street,

Ste. 900

Denver, CO 80202

Attn: Robyn Donahue

And if given by IntelliSource to Zulily, shall be addressed to:

Zulily, Inc.

2200 1st Avenue South

Seattle, Washington 98134

Attn: Kristin Smith

17.	Assignment. The rights and obligations of the parties hereunder shall not be assigned without the prior written consent of the other party. Otherwise, this contract shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

18.	Confidentiality. Each party hereby covenants and agrees that it shall not disclose, divulge, transmit or intentionally cause to be disclosed, divulged or transmitted, to any third party at any time any Confidential Information, except as required by law or unless such information has been previously disclosed to the general public by the other party. For the purposes of this Agreement, “Confidential Information” shall include all non-public information and trade secrets of a party, including but not limited to intellectual property, marketing plans, customer information, specialized information and financial information. Without limiting the foregoing, IntelliSource shall not use any Confidential Information in providing services for a Competitor (as defined below) or any other IntelliSource customer. Should IntelliSource provide any services for a Competitor Zulily will be notified in writing. Competitor means any entity that is engaged in [*]. Each party acknowledges that irreparable injury may result to if the terms of this Section 18 are breached by a party and that the remedy at law would be inadequate. Therefore, each party agrees that in the event of a breach by such party, the other party shall be entitled to immediate injunctive relief enforcing the performance of the terms of this Section 18 without the need to post a bond and without the necessity of proving actual damages, in addition to any other remedies which might be available to such party.

19.	Force Majeure. The obligations of IntelliSource hereunder shall be excused during any period of delay caused by matters such as unavailability of Zulily facilities or equipment, strikes, acts of God, shortages of raw material or power, governmental actions orcompliance with governmental requirements, whether voluntary or pursuant to order, or any other matter which is beyond the reasonable efforts of IntelliSource to control.

20.	Amendments. This Agreement, and the provisions hereof, may be altered, amended, modified or superseded only in writing executed by both of the parties hereto.

6.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

21.	Enforcement, Waiver. No waiver of or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same or of any other option, right or privilege on any other occasion.

22.	Governing Law. This Agreement shall be governed by the laws of the State of Washington.

23.	Entire Agreement. This Agreement, together with Exhibit A referenced herein, shall constitute the entire Agreement between the parties with respect to the subject matter and supersedes all previous agreements between Zulily and IntelliSource relating to the subject matter hereof.

[SIGNATURES ON FOLLOWING PAGE]

7.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Signatures:

IntelliSource, LLC	Zulily, Inc.

/s/ Robyn R. Donahue	/s/ Mike Vernon
By: Robyn R. Donahue, CEO	By: Mike Vernon, CFO

Date: 9/29/11	Date: 9/29/11

8.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

SERVICES AND RATES

[*]

9.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

Signed	/s/ Robyn Donahue	Signed	/s/ Mike Vernon
	IntelliSource: Robyn Donahue		Zulily: Mike Vernon, CFO

Date: 9/29/11		Date: 9/29/11

10.